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                                     Exhibit 99.3 Second Amendment to Purchase
                                                    and Sale Agreement between
                                                    UM and the Trust


                 SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

                  This Second Amendment to Purchase and Sale Agreement is made this 14th day of June, 1996, by and between UM Real Estate Investment Company, LLC ("Seller") and Brandywine Realty Trust ("Buyer").

                                   Background

                  Seller and Buyer are parties to that certain Purchase and Sale Agreement made as of the 28th day of March, 1996 and that certain First Amendment to Purchase and Sale Agreement made as of the 30th day of May, 1996 (collectively, the "Agreement") with respect to the sale of property known as Block 176.01, Lots 1, 2 and 3 on the official tax map of the Township of Cherry Hill together with all improvements thereon (the "Property").

                  Buyer has requested that Seller modify certain provisions to the Agreement and Seller has agreed to do so pursuant to the terms and conditions hereafter set forth.

                  NOW, THEREFORE, Buyer and Seller, for and in consideration of the mutual covenants herein and other good and valuable consideration, the receipt of which is hereby acknowledged, intending to be legally bound, do hereby agree that notwithstanding anything to the contrary contained in the
Agreement:

                  1. Definitions. All defined terms herein shall have the meaning ascribed to them under the Agreement unless specifically provided herein to the contrary.

                  2. Deposit.

                           a. Article 2.1(a) is amended and revised as follows:

                  Notwithstanding the terms as stated in the Agreement, Buyer and Seller hereby acknowledge and agree that Buyer has delivered to the Title Company the initial One Hundred Thousand Dollar ($100,000) Deposit and the additional One Hundred Fifty Thousand Dollar ($150,000) Deposit as required by the Agreement. Unless (i) Seller defaults, (ii) Seller fails to address item 1 on Schedule 1 on or before June 28, 1996 in a mutually satisfactory manner or (iii) Bank (as hereinafter defined) fails to fund at Closing a loan in the amount of $8,480,000 in accordance with the letters dated June 5, 1996 and June 14, 1996 attached hereto as Exhibit 2(a) (collectively, the "UJB Letters") through no fault or affirmative action of Buyer, all of the


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                  aforesaid Deposit shall be held by the Title Company and is deemed to be non-refundable as of the date hereof. If either of events (i) or (ii) set forth herein occurs hereunder, the entire Deposit shall be refunded to Buyer in accordance with
                  Section 12.1 of the Agreement. In addition to and not by way of limitation of the foregoing, if event (ii) occurs hereunder, Ten Thousand Dollars ($10,000) of the Deposit shall be deemed to be non-refundable, and, thereafter, the remaining Two Hundred Forty Thousand Dollars ($240,000) shall be refunded to Buyer.

                  3. Due Diligence. Article 3 is amended by adding thereto the following:

                  Notwithstanding the terms as stated in the Agreement, Buyer acknowledges that it has completed all of its investigations which it is entitled to undertake pursuant to Article 3 of the Agreement with the exception of that specific item set forth on Schedule 1 attached hereto and made a part hereof (the "Remaining Due Diligence Item"). Buyer and Seller further acknowledge and agree that (a) Buyer has made a good faith effort to obtain financing to acquire the Property from United Jersey Bank, Seller's current lender (the "Bank"), (b) Bank has advised Buyer orally that such UJB Letters have been approved by its Credit Committee, and (c) Seller will derive a benefit from Buyer's utilization of the Bank. Buyer shall, from and after the date hereof, no longer have the right to terminate the Agreement for any reason other than (i) Buyer's good faith determination not to proceed based on the results of the Remaining Due Diligence Item or (ii) Bank's inability to deliver a formal UJB commitment letter (the "UJB Commitment") to Buyer on or before June 24, 1996 through no fault or affirmative action of Buyer. Buyer shall have the right to terminate the Agreement solely as a result of Buyer's good faith determination that it is not satisfied with the result of the Remaining Due Diligence Item on or before June 28, 1996 or if Bank does not deliver the UJB Commitment on or before June 24, 1996. If Buyer terminates this Agreement for either of events (i) or (ii) herein and Seller is not in default hereunder, the Title Company shall disburse the Deposit as follows: (A) Two Hundred Forty Thousand Dollars ($240,000) to Buyer and (B) Ten Thousand Dollars ($10,000) to Seller; provided, however, if Seller is in default hereunder, the aforesaid Ten Thousand Dollars ($10,000) shall be returned to Buyer; and, provided, further, thereafter, neither party shall have any further rights or

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                  obligations under the Agreement, except for those which by their terms survive termination of the Agreement. Subject to the last two sentences of Section 2.1(a) and the condition set forth in Section 4.2(d)(2) regarding the refundability of the Deposit, if Buyer does not terminate this Agreement as permitted under this Article 3 of this Second Amendment, the entire Deposit (e.g., $250,000) shall be non-refundable.

                  4. Closing. Section 4.2(d)(2) is hereby amended and restated as follows:

                           2. All documents, instruments and assurances required to be delivered on or before Closing to Buyer shall have been duly delivered in form, substance and execution satisfactory to Buyer in its reasonable discretion, Bank shall fund at Closing the loan in the amount of $8,480,000 in accordance with the UJB Letters attached hereto as Exhibit 2(a), and Seller shall deliver an acceptable ISRA non-applicability letter for the Property and an acceptable ISRA No-Further Action Letter regarding the U.S.T. previously located on the Property. Buyer and Seller acknowledge and agree that if Buyer affirmatively or intentionally causes the Bank to fail to fund the loan at Closing, such funding shall not be a condition to Closing of this transaction.

                  5. Additional Conditions to Closing. In addition to the conditions set forth in the Agreement, Buyer and Seller acknowledge and agree that as a condition to Closing: (i) the lease by and between Seller and United Medical or a similar subsidiary for space in the Property shall be terminated and (ii) United Jersey Bank shall deliver the Release of the Guaranty of John Aglialoro which Guaranty was executed in connection with the Property.

                  6. Signatures. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original and part of one and the same document. Telefax signatures shall be deemed the equivalent of original signatures.

                  Except to the extent specifically set forth herein, the terms and conditions of the Agreement are hereby ratified and confirmed. In the event of any conflict between the terms of the Agreement and the terms of this Second Amendment, the terms of this Second Amendment shall prevail.

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                  IN WITNESS WHEREOF, the parties hereto have set forth their hand and seals the day and year first above written.

SELLER:                                     BUYER:

UM REAL ESTATE INVESTMENT                   BRANDYWINE REALTY TRUST, a
COMPANY, LLC, a New Jersey                  Maryland real estate
company                                     investment trust

By: Arthur Hicks, Jr.                       By: Gerard H. Sweeney
    ------------------------                    -------------------------
    Arthur Hicks, Jr.                           Gerard H. Sweeney
    Manager                                     President

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                                   Schedule 1

                          Remaining Due Diligence Item

                  1. Identification of water pressure problem and cause of the sink hole on the Property. Remedy and cost allocation satisfactory to Buyer. The parties acknowledge and agree that this problem must be remedied to the reasonable satisfaction of the parties on or before June 28, 1996.

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UNITED                                                        United Jersey Bank
JERSEY BANK                                              1800 Chapel Avenue West
                                                                   P.O. Box 5032
                                                           Cherry Hill, NJ 08002
                                                                    609 665-4800



June 14, 1996




Mr. Gerard H. Sweeney
President and CEO
Brandywine Realty Trust
Two Greentree Centre - Suite 200
Marlton, New Jersey 08053

Re: Libertyview Building, Cherry Hill, New Jersey

Dear Gerry:

This letter is to conform that United Jersey Bank's Real Estate Loan Committee has approved your request for acquisition financing on the Libertyview Building. The general loan terms approved by the Committee are as stated in the executed Letter Of Intent dated June 5, 1996 with the exception of (1) Guarantor Covenants of (a) Stated Net Worth not less than $6.3MM, and (b) FPO pay-out ratio not greater than 110%, and (2) the prohibition against secondary financing has been waived, solely as it relates to the $1MM of deferred purchase price. United Jersey Bank will require review and approval of these subordinate debt documents prior to closing.

I look forward to working with you on this transaction and please call me at 609-486-4678 if you have any questions.

A commitment letter will be forthcoming shortly.


Sincerely,

/s/ Amy L. Brown
- -----------------------------------
Amy L. Brown
Vice President and Regional Manager


cc: Michael L. Brown, SVP

UNITED                                                        United Jersey Bank
JERSEY BANK                                              1800 Chapel Avenue West
                                                                   P.O. Box 5032
                                                           Cherry Hill, NJ 08002
                                                                    609 665-4800


June 5, 1996

Brandywine Realty Trust
Mr. Gerard H. Sweeney
President and CEO
Two Greentree Centre - Suite 100
Marlton, New Jersey 08053

Re: Libertyview Building, Cherry Hill, New Jersey

Dear Gerard:

This letter will acknowledge that you have submitted a loan request to United Jersey Bank (UJB) for the above referenced project on the following terms and conditions:

Borrower:      A single asset LLC, to be established.

Ownership:     100% by Brandywine Realty Trust.

Loan Amount:   $9,777,140 as follows:

               "Permanent Loan" : $8,480,000 - via the Borrower's assumption of UJB's existing first mortgage with UM Real Estate Investment Corporation (UM). Such mortgage to be modified and increased by approximately $1,180,000 (existing mortgage balance of approximately $7.3 million).

               "Earnout Loan": $1,297,140 - These funds are to be used exclusively for tenant fit-out and leasing commission costs for the 40,782 square feet of currently vacant space. The loan will be funded as follows:

               (a) maximum of $30 per square foot for tenant fit-out costs on the vacant space located on floors 6 and 7, totaling 35,417 square feet.

               (b) maximum of $15 per square foot for tenant fit-out costs on the remaining vacant square feet, totaling 5,365 square feet.

               (c) market leasing commissions for the total 40,782 square feet currently vacant, not to exceed $3.78 per square foot.

               (d) base rent on these new leases is to be in an amount not less than $18 per square foot, full service, plus electric.

               (e) all new leases are subject to bank approval and are to be executed on a bank approved standard lease form.

Guarantor:     Brandywine Realty Trust will guarantee $3 million of the loan. In addition, the Trust will guarantee lien free completion of the improvements.


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Maturity Date:                               1/1/99 (the current maturity date
                                             of UJB's existing mortgage with UM)

Interest Rate:  "Permanent Loan":            8% fixed (current interest rate in
                                             UJB's existing mortgage with UM).
                                             Principal and Interest payable
                                             monthly as billed.

                "Earnout Loan":              Floating at one hundred basis
                                             points above UJB's Prime Rate

Prepayment Penalty:                          1% prepayment penalty on the
                                             "Permanent Loan" (the current
                                             prepayment penalty in UJB's
                                             existing mortgage with UM). There
                                             will be no prepayment penalty on
                                             the "Earnout Loan".

Fees:                                        $100,000; payable at loan closing

Amortization:   "Permanent Loan":            22.5 years (the approximate
                                             remaining amortization in UJB's
                                             existing mortgage with UM)

                "Earnout Loan":              None

Security:       (a)  Title insured first mortgage lien on the subject property consisting of the land and improvements built thereon, located at 457 Haddonfield Road, Cherry Hill, Camden
                     County, New Jersey (Block 176.01, Lot l).

                (b) Title insured first mortgage lien on the approximately 3/4 acre land parcel located at 1700 Chapel Avenue, Cherry Hill, Camden County, New Jersey (BLock 176.01 Lots 2 & 3).

                (c) Assignment of all leases and rents presently in effect or hereafter executed.

Conditions:      1)   Subject to Bank review and approval of a Phase I
                      environmental  report.


                 2) Subject to Bank review and approval of a satisfactory appraisal. Value not to exceed 80% on as "As Is" basis and 75% on an "As Stabilized" basis.

                 3) Subject to Bank review and approval of an engineering report on the subject property.

                 4) Quarterly audited financial statements of the Guarantor and annual financial statements of the Borrower. Annual tax returns for both the Borrower and the Guarantor.



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                 5)   Any monies advanced under the "Earnout Loan" shall be
                      subject to a satisfactory inspection by a bank engineer. Such inspection costs to be borne by the Borrower.

                 6) All costs of the transaction, e.g. appraisal engineering, environmental, title and legal are to be paid by the Borrower.

                 7)   No secondary financing permitted.

                 8)   The loan is not assumable.

If you desire to apply for a loan on substantially the same terms and conditions as set forth above, please indicate so below and return this letter together with a good faith deposit of $20,000 within ten days of the date hereof. Upon receipt of the executed letter and good faith deposit within the time frame specified above, we will undertake formal consideration of the proposed loan and, if otherwise satisfactory, submit same to our loan committee and/or Board of Directors for their consideration.

If your loan is approved, we will issue a formal commitment letter which will set forth the terms and conditions under which the Bank will be prepared to make the loan. If the principal business terms and conditions of the commitment are substantially the same as the terms and conditions outlined herein, the good faith deposit will be considered earned and will be credited towards the balance of the commitmemt fee. If the principal business terms and conditions of our commitment letter are not substantially the same, and you do not accept the commitment, or if we choose not to accept the commitment for any reason, we will return the good faith deposit less any expenses incurred by the Bank to third parties. If the Bank declines the loan for any reason whatsoever, it shall have no liability except for the return of the good faith deposit under the circumstances set forth above.

If you have any questions regarding the above, please feel free to call me at 609-486-3678. Thank you for this opportunity and we look forward to our growing business relationship.


Sincerely,

/s/ Amy L. Brown
- --------------------------------------
Amy L. Brown
Vice President and Regional Manager

CC: Michael L. Brown,  SVP


APPROVED AND ACCEPTED THIS 7TH DAY OF JUNE, 1996

By: Gerard H. Sweeney
   ---------------------------------------